UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	February 23, 2005 (February 18, 2005)

REGENERON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

New York	000-19034	133444607

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification Number)

777 Old Saw Mill River Road, Tarrytown, New York		10591-6707

(Address of principal executive offices)		(Zip Code)

(914) 347-7000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 18, 2005, the Company and Merck & Co., Inc. entered into Amendment No. 5 (the “Fifth Amendment”) to their Manufacturing Agreement dated as of September 18, 1995 (the “Manufacturing Agreement”). The Fifth Amendment was made effective as of January 1, 2005. Pursuant to the Manufacturing Agreement, the Company produces an intermediate for a Merck pediatric vaccine at the Company’s Rensselaer, New York facility. The parties extended the Manufacturing Agreement through October 31, 2006 and provided Merck an opportunity, upon twelve-months’ prior notice, to extend the Manufacturing Agreement for an additional year through October 31, 2007. The parties also agreed to other technical amendments and modifications to the Manufacturing Agreement.

Item 2.02	Results of Operations and Financial Condition

On February 22, 2005, Regeneron Pharmaceuticals, Inc. announced its financial and operating results for the quarter and year ended December 31, 2004. A copy of the press release is attached hereto as Exhibit 99(a).

The information contained in the press release shall not be deemed “filed” for purposes of, nor shall it be deemed incorporated by reference in, any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits

99(a) Press Release of Regeneron Pharmaceuticals, Inc. dated February 22, 2005.

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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENERON PHARMACEUTICALS, INC.
Dated: February 23, 2005	By:	/s/ Stuart Kolinski
Stuart Kolinski
Vice President and General Counsel

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Exhibit Index

Number	Description
99(a)	Press Release of Regeneron Pharmaceuticals, Inc. dated February 22, 2005.

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